                                                                  EXHIBIT 10.49

                        MODIFICATION OF LEASE AGREEMENT

     Modification of Lease Agreement made as of the       day of      , 2000
by and between PENNBUS REALTIES, INC., c/o Olmstead Properties, Inc., a New York
Corporation having an office at 575 Eighth Avenue, New York, New York 10018
("Landlord") and REGISTER.COM, INC. (formerly known as FORMAN INTERACTIVE
CORP.), a New York Corporation having an office at 575 Eighth Avenue, New York,
New York 10010 ("Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant have previously entered into a certain agreement of lease dated March, 1999 (hereinafter referred to as the "Lease"), covering the entire seventh and eleventh floors (the "Demised Premises") in the building known as 575 Eighth Avenue, New York, New York (the "Building"); and

     WHEREAS, Landlord and Tenant now desire to modify the Lease upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Effective on the later of (a) November 1, 2000, and (b) the date
Landlord tenders vacant possession of the Second Additional Space (as hereinafter defined in paragraph 1A hereof) to Tenant, free and clear of all leases, tenancies and rights of occupancy (such date shall hereinafter be referred to as the "Second Additional Space Commencement Date"), of which date
Landlord shall give Tenant one business days' prior to written notice, the following amendments to the Lease shall automatically occur:

     A. The entire rentable portion of the eighth floor of the Building
(hereinafter referred to as the "Second Additional Space") shall be added to and form a part of the Demised Premises under the Lease. The Second Additional Space shall be subject to all of the terms, covenants, conditions and provisions of the Lease.

     B. Tenant agrees to accept the Second Additional Space in its present
"as-is" condition in all respects and Landlord shall not be obligated to perform any work or furnish any materials in connection therewith. Tenant shall not be required to remedy any violations which relate to the Second Additional Space, if any, that exist as of the Second Additional Space Commencement Date.

     C. The Minimum Rent with respect to the Second Additional Space shall be:
$304,500.00 per annum ($25,375.00 per month) from the Second Additional Space
Commencement Date to and including June 30, 2001; $313,635.00 per annum
($26,136.25 per month) from July 1, 2001 to and including June 30, 2002;
$323,044.05 per annum ($26,920.34 per month) from July 1, 2002 to and including
June 30, 2003; $332,735.37 per annum ($27,727.95 per month) from

*Including without limitation, the fact that Tenant's occupancy of the second
Additional Space shall be coterminous with the balance of the Demised Premises, subject to 6A below.

July 1, 2003 to and including June 30, 2004; $342,717.43 per annum ($28,559.79 per month) from July 1, 2004 to and including June 30, 2005; $352,998.96 per annum ($29,416.58 per month) from July 1, 2005 to and including June 30, 2006;
$363,588.92 per annum ($30,299.08 per month) from July 1, 2006 to and including
June 30, 2007; $374,496.59 per annum ($31,208.05 per month) from July 1, 2007 to and including June 30, 2008; $385,731.49 per annum ($32,144.29 per month) from
July 1, 2008 to and including June 30, 2009; $397,303.43 per annum ($33,108.62 per month) from July 1, 2009 to and including September 30, 2009.

     The foregoing Minimum Rent with respect to the Second Additional Space is in addition to all other rents and charges provided for in the Lease.

     D. Tenant's Share as defined in Article 41(b) and 100(B)(iii) of the Lease shall be deemed to mean 15.25%.

     E. The water charge provided for in Article 29 of the Lease shall be increased from $100.00 per month to $300.00 per month.

     F. The sprinkler charge provided for in Article 30 of the Lease shall be increased from $100.00 per month to $300.00 per month.

     G. Tenant's rights to terminate the term of the Lease pursuant to the provisions of Articles 84 and 85 of the Lease shall be deleted therefrom and be deemed of no further force or effect.

     H. Paragraph 77D. of the Lease shall be deleted therefrom and be replaced with the following:

     "D. It is agreed that if Landlord shall consent to such assignment or subletting, and Tenant thereupon assigns or sublets all or any portion of the
Demised Premises, then and in that event Tenant shall pay to Landlord, as
Additional Rent, (i) in the event of an assignment, an amount equal to 75% of an amount equal to (a) all monies received by Tenant in excess of the Minimum Rent and additional rent payable by Tenant pursuant to this Lease for the corresponding period of such assignment less (b) Tenant's reasonable expenses incurred in connection with such assignment, including, but not limited to, any commercially reasonable brokerage fees, advertising and alterations costs and attorneys' fees; and, (ii) in the event of a subletting, 75% of an amount equal to (a) the amount by which the Minimum Rent and additional rent payable by the sublessee to Tenant shall exceed the Minimum Rent plus additional rent allocable to that part of the Demised Premises affected by such sublease, pursuant to the provisions of this Lease, plus (b) the amounts, if any, payable by such sublessee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting, less (c) Tenant's reasonable expenses incurred in connection with such subletting, including, but not limited to, any commercially reasonable brokerage fees, advertising and alteration costs, and attorney's fees. Such Additional Rent payments shall be made monthly within five (5) days after receipt of the same by Tenant, or within five (5)
days after Tenant is credited with the same by the assignee or subleesee. At the time of submitting the proposed assignment or sublease to Landlord, Tenant shall certify to Landlord, in writing, whether or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease other than as specified and set forth in such instruments, and if so, Tenant shall certify the amounts and time of payment thereof in reasonable detail."

     2. (A) Landlord agrees to deliver the existing Second Additonal Space air conditioning system in good working order. All maintenance, repair and replacement of the air conditioning and ventilation system within the Demised
Premises shall be the responsibility of the Tenant, at the Tenant's sole cost and expense in a manner reasonably satisfactory to Landlord. Tenant covenants, and agrees to furnish and maintain, at all times during the term of the Lease, an air conditioning maintenance contract with an air conditioning service firm reasonably acceptable to Landlord. Landlord shall not be liable to Tenant in damages or otherwise, nor shall Tenant be entitled to any abatement or diminution of Minimum Rent or Additional Rent payable under the Lease, if the operation of the air conditioning and/or ventilation system is interrupted, impaired, suspended or terminated because of failures, repairs, installations or improvements in or about the Demised Premises, nor shall any such interruptions, impairments, suspensions or termination release Tenant from the performance of any of its obligations under the Lease.

     (B) If either the quantity or character of cooling and/or ventilating service furnished to the Demised Premises shall change or cease to be available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to impose any liability upon Landlord or Landlord's agents.

     (C) Tenant shall not, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, make or permit to be made any additions to or modifications of the existing air conditioning and ventilating system. Any such additions or modifications permitted to be made hereunder shall be performed by Tenant at Tenant's expense.

     (D) Tenant acknowledges that upon the expiration or sooner termination of the term of the Lease, the air conditioning system shall remain in, and be surrendered with, the Demised Premises in good order and condition in a manner reasonably satisfactory to Landlord. Title to said system shall remain with
Landlord at all times.

     (E) Anything contained herein to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall pay the cost of any and all permits required by any branch of government of the borough, county, city, state or federal government in connection with any air conditioning system presently or hereinafter installed at the Demised Premises.

     (F) If electric current for the operation of the air conditioning system is not measured by the meter which measures Tenant's consumption of electricity in the Demised Premises, Landlord shall have the right to install such a meter or to re-route the electric service for the air conditioning system so that
Tenant's meter will measure such consumption.

     3. (A) Tenant, at its option and at its sole cost and expense, shall replace the exterior windows of the Second Additional Space with new thermo pane windows, in a quality, standard and manner approved by Landlord.

     (B) Tenant agrees that all such window replacements shall be performed by a reputable contractor reasonably approved by Landlord and in accordance with any applicable rules, laws, regulations and any other reasonable standards required by Landlord.

     (C) Landlord shall reimburse Tenant for: (i) said window replacement in an amount not to exceed the lesser of 50% of the actual cost or $360.00 per window;
and (ii) one-half of the cost of erecting "bridgework" required at the Building by reason of Tenant's aforementioned window replacements, but in no event to exceed $5,000.00. Landlord shall make such reimbursement in the form of a rent credit provided Tenant shall satisfy the conditions provided in paragraph (D)
hereof.

     (D) Tenant shall submit to Landlord original paid bills evidencing the performance of and payment for the window replacement. Tenant shall obtain and furnish to Landlord all appropriate certificates from all authorities having jurisdiction, to the effect that the window replacement has been performed and completed in accordance with the filed plans, if any, and with all laws, rules, regulations and orders of said authorities having jurisdiction. It is expressly understood and agreed that the window replacement shall be performed in compliance with all applicable rules, regulations and laws of any governmental department or agency having jurisdiction thereof, as well as in compliance with
Articles 3, 6 and 44 of the Lease. Before commencing the window replacement
Tenant shall have first prepared and submitted to Landlord, for Landlord's prior written approval which shall not be unreasonably withheld or delayed, a copy of the proposal and specifications detailing and scheduling the window replacement.
Tenant, at its expense, shall procure each and every license, permit, franchise or other authorization required for the performance of such window replacement.
Landlord shall cooperate with Tenant in obtaining such permits, etc., and shall execute such documents reasonably necessary to obtain same, but at no cost to
Landlord. Tenant shall obtain: (i) a partial release of lien simultaneously with each payment made by Tenant to Tenant's contractor for any labor performed or materials furnished; and (ii) a final release of lien immediately upon final payment by Tenant to Tenant's contractor for any labor performed or materials furnished. All windows shall become the property of the Landlord upon the expiration or sooner termination of the term of the Lease. It is expressly understood and agreed that Landlord shall not be responsible for any repair, replacement or maintenance of the windows, except if due to faults in exterior walls, or the negligence or willful acts of Landlord, its agents, employees and contractors.

     4. Upon the execution of this Modification of Lease Agreement, Tenant shall deposit an additional $690,340.00 (representing twenty-four (24) months of
Minimum Rent and estimated electric) in cash or a Letter of Credit (pursuant to the terms of Article 83 of the Lease), hereinafter referred to as the "Second
Additional Security". It is expressly understood and agreed that on or before the date of any increase in Minimum Rent as provided in paragraph 1 (C) hereof, the Tenant shall deposit with the Landlord additional security so that at all times the Second Additional Security shall be a sum equal to twenty four months of the then current Minimum Rent for the Second Additional Space, and otherwise in accordance with the Lease Security Deposit Schedule for the 7th and 11th
floor portions of the Demised Premises annexed

hereto. Any failure or refusal on the part of Tenant to timely make such additional security deposit, beyond the expiration of any applicable grace and notice periods, may be deemed by Landlord as a default under the Lease equivalent to the non-payment of rent. Said Second Additional Security shall be in addition to all other security due under the Lease. It is expressly understood and agreed that the provisions of Article 79 of the Lease regarding the return of a portion of the security deposit shall not apply to the Second
Additional Security.

     5. Provided Tenant is not then in default of any of the terms, covenants, conditions or provisions of the Lease beyond the expiration of any applicable grace or notice period at the time a rent credit is due, Tenant shall be allowed eight monthly rent credits of $12,687.50 each to be applied to the second, third, fourth, fifth, sixth, seventh, eighth and ninth monthly installments of
Minimum Rent for the Second Additional Space. Tenant shall use the Demised
Premises and be subject to all of the terms and conditions of the Lease, including, but not limited to, the obligation to pay for any and all electric current utilized in or furnished to the Demised Premises during the term of the
Lease. Tenant acknowledges that it has received all the rent credits to which
Tenant is entitled pursuant to the provisions of Article 80 and paragraph 100(D)
of the Lease.

     6. (A) Anything contained in the Lease to the contrary notwithstanding (but subject to the provisions of paragraph 6 (B) hereof), it is expressly understood and agreed that in lieu of consenting to any subletting or assignment in accordance with the provisions of Article 77 of the Lease, in the event Tenant desires to assign the Lease or sublet: 5,000 square feet or more of the seventh floor portion of the Demised Premises in the aggregate; or 5,250 square feet or more of the eighth floor portion of the Demised Premises; or 5,000 square feet or more of the eleventh floor portion of the Demised Premises, then, in any one or more of the foregoing circumstances, Landlord shall have the option to cancel the term of the Lease with respect to either the space to be sublet or the entire floor of such proposed subletting, or the entire Lease with respect to an assignment, by giving Tenant written notice of such termination within twenty days after Landlord's receipt of both: (i) Tenant's request for consent to an assignment of this Lease or subletting of all or the above-mentioned portion of the subject floor of the Demised Premises; and (ii) such reasonable information regarding the financial condition of such proposed assignee or sublessee. In the event Landlord exercises its foregoing option to terminate the term of this
Lease with respect to all or a portion of the subject floor, such termination shall become effective as of the effective date of such proposed assignment or subletting, with the same force and effect as if such termination date was originally set forth as in the expiration date of the term of the Lease and, provided Tenant is not then in default of any of the terms, covenants, conditions or provisions of the Lease beyond the expiration of any applicable notice and cure periods, Landlord shall promptly return to Tenant the portion of the Tenant's security deposit, and accrued interest thereon (less Landlord's administration fee) attributable to the terminated portion of the Demised
Premises (or, if Tenant shall have deposited a Letter of Credit in lieu of security, Landlord shall accept a replacement Letter of Credit representing a pro-rata reduction of the original Letter of Credit based upon the aforementioned termination).

     (B) Tenant shall have the right to assign the Lease or sublet all or any part of the Demised Premises, without obtaining Landlord's consent, to any parent company, subsidiaries or subsidiary of a parent of Tenant, or any entity into or with which Tenant is merged or consolidated, or to the purchaser of all, or substantially all, of Tenant's assets, without being subject to Landlord's options to cancel the term of the Lease as provided in paragraph 6 (A) hereof, and without being subject to the sharing of profits provisions contained in paragraph 77 (D) of the Lease as added thereto pursuant to paragraph 1H hereof.

     7. Both Tenant and Landlord each represent and warrant to each other that they have dealt with no broker except Olmstead Properties, Inc. (the "Broker")
in connection with the execution of this Modification of Lease Agreement and the showing of the Second Additional Space. Each party agrees to indemnify and hold and save the other party harmless from and against any and all liabilities from any claims of any broker, other than Broker, including, without limitation, the cost of counsel fees in connection with the defense of any such claims. Based upon Tenant's representation, Landlord has agreed to enter into this
Modification of Lease Agreement. Landlord shall pay the Broker a commission pursuant to a separate agreement.

     8. The parties hereto hereby reaffirm and ratify the Lease as modified hereby. No further changes or modifications to the Lease may be made except by a writing executed by the parties hereto.

     9. Capitalized terms used herein which are not otherwise defined shall have the same meanings ascribed to them in the Lease.

     10. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, heirs and permitted assigns.

     11. IN WITNESS WHEREOF, the parties hereto have executed this Modification of Lease Agreement as of the day and year first above written.

                                              PENNBUS REALTIES, INC.

                                              By: /s/ [ILLIGIBLE]
                                                 -----------------------

                                              REGISTER.COM, INC.

                                              By: /s/ Richard D. Forman
                                                 -----------------------
                                                 President

SECURITY DEPOSIT SCHEDULE
-------------------------

FLOORS 7 AND 11
---------------
Rent Security                             240,000 (9 months)
Electric Security                          61,006 (9 months)
                                           ------

Total Security                            301,006

Additional Security
-------------------

                    9 months rent     Addt'l Security Due
                    -------------     -------------------

 10/01/2000           247,200              7,200.00
 10/01/2001           254,616                7,416
 10/01/2002           262,254                7,638
 10/01/2003           270,122                7,868
*10/01/2004           293,225               23,103
 10/01/2005           302,023                8,798
 10/01/2006           311,083                9,060
 10/01/2007           320,416                9,333
 10/01/2008           330,028                9,612

*Effective 10/1/04, provided Tenant shall not be in default of any of the terms, covenants, conditions or provisions of the Lease, Landlord shall return such security to Tenant so that the total security deposit held and due shall be as follows:

                    6 months rent     Addt'l Security Due
                    -------------     -------------------

 10/01/2004           195,484
 10/01/2005           201,348                5,864
 10/01/2006           207,389                6,041
 10/01/2007           213,611                6,222
 10/01/2008           220,019                6,408

FLOOR 8
-------
Rent Security                             609,000 (2 years)
Electric Security                          81,340 (2 years)
                                           -------

Total Security                            690,340

Additional Security
-------------------

                    2 months rent     Addt'l Security Due
                    -------------     -------------------

 07/01/2001           627,270              18,270
 07/01/2002           646,088              18,818
 07/01/2003           665,471              19,383
 07/01/2004           685,435              19,964
 07/01/2005           705,998              20,563
 07/01/2006           727,178              21,180
 07/01/2007           748,993              21,816
 07/01/2008           771,463              22,470
 07/01/2009           794,607              23,144

 All deposits scheduled are subject to future adjustments upon reevaluation of
 Tenants electricity usage